UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2006

VALERO L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-16417	74-2956831
State or other jurisdiction	(Commission File Number)	(IRS Employer
Of incorporation		Identification No.)

One Valero Way
San Antonio, Texas	78249
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (210) 345-2000

_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[	] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[	] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Valero Logistics Operations, L.P. (“Logistics”), a wholly owned subsidiary of Valero L.P., amended (i) its 5-year Revolving Credit Agreement among Logistics, Valero L.P., JPMorgan Chase Bank, N.A., as administrative agent (“Administrative Agent”), and the lenders party thereto, dated as of December 20, 2004 (as amended by the First Amendment to the 5-year Revolving Credit Agreement, dated as of June 30, 2006, the Second Amendment to the 5-year Revolving Credit Agreement, dated as of May 15, 2006, and the Third Amendment to the 5-year Revolving Credit Agreement, dated as of May 31, 2006, the “Revolver”); and (ii) its 5-year Term Credit Agreement among Logistics, Valero L.P., the Administrative Agent and the lenders party thereto, dated as of July 1, 2005 (as amended by the First Amendment to the 5-year Term Credit Agreement, dated as of May 15, 2006, and the Second Amendment to the 5-year Term Credit Agreement, dated as of May 31, 2006, the “Term Agreement”).

Amendment to the Revolver. Logistics, Valero L.P., the Administrative Agent and the lenders party thereto entered into the Fourth Amendment, dated as of November 30, 2006, to the Revolver (the “Fourth Amendment to the Revolver”), pursuant to which the parties amended the Revolver to:

(i)	allow borrowings under the Revolver denominated in Euros, up to the equivalent of $100 million;
(ii)	increase the total commitments under the Revolver from the current $400 million to $600 million;
(iii)

remove the requirement that a majority of the lenders approve in advance the amount of pro forma EBITDA associated with certain material construction projects used in the calculation of consolidated EBITDA, a component of the consolidated debt coverage ratio required by the covenants of the Revolver; and

(iv)

exclude from the Revolver’s definition of “Indebtedness” the aggregate principal amount of hybrid equity securities, as defined in the amendment, that is treated as equity by Standard & Poors (S&P) and Moody’s based on the classifications of these hybrid equity securities by S&P and Moody’s.

Amendment to the Term Agreement. Logistics, Valero L.P., the Administrative Agent and the lenders party thereto entered into the Third Amendment, dated as of November 30, 2006, to the Term Agreement (the “Third Amendment to the Term Agreement”), pursuant to which the parties amended the Term Agreement to:

(i)

remove the requirement that a majority of the lenders approve in advance the amount of pro forma EBITDA associated with certain material construction projects used in the calculation of consolidated EBITDA, a component of the consolidated debt coverage ratio required by the covenants of the Term Agreement; and

(ii)

exclude from the Term Agreement’s definition of “Indebtedness” the aggregate principal amount of hybrid equity securities, as defined in the amendment, that is treated as equity by Standard & Poors (S&P) and Moody’s based on the classifications of these hybrid equity securities by S&P and Moody’s.

Item 9.01	Entry into a Material Definitive Agreement.

(d)	Exhibits.
10.01

Fourth Amendment to 5-year Revolving Credit Agreement dated as of November 30, 2006 among Valero Logistics Operations, L.P., as Borrower, Valero L.P., JPMorgan Chase Bank, N.A., as Administrative Agent and The Lenders Party Thereto.

10.02

Third Amendment to 5-year Term Credit Agreement dated as of November 30, 2006 among Valero Logistics Operations, L.P., as Borrower, Valero L.P., JPMorgan Chase Bank, N.A., as Administrative Agent, and The Lenders Party Thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALERO L.P.

By:	Riverwalk Logistics, L.P. its general partner

	By:	Valero GP, LLC its general partner

Date: December 5, 2006	By:	/s/Amy L. Perry

	Name:	Amy L. Perry
	Title:	Assistant Secretary

EXHIBIT INDEX

Number	Exhibit
10.01

Fourth Amendment to 5-year Revolving Credit Agreement dated as of November 30, 2006 among Valero Logistics Operations, L.P., as Borrower, Valero L.P., JPMorgan Chase Bank, N.A., as Administrative Agent and The Lenders Party Thereto.

10.02

Third Amendment to 5-year Term Credit Agreement dated as of November 30, 2006 among Valero Logistics Operations, L.P., as Borrower, Valero L.P., JPMorgan Chase Bank, N.A., as Administrative Agent, and The Lenders Party Thereto.